UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Avis Budget Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Colleagues,

As you may have seen or heard, SRS Investment Management announced its intention to nominate candidates for election to our Board of Directors at our 2018 Annual Meeting.

SRS is our largest stockholder, and we have had a cooperative relationship with them and their two representatives on our Board for the last two years. As we do with any of our stockholders, we welcome SRS’s input on how we can achieve our collective goal of making Avis Budget Group the best company it can be.

Stockholders have a right to representation on the Board of Directors, and these days it is more common than ever for them to exercise that right. While we are disappointed that SRS decided to publicly argue for three more seats on our Board through a process known as a ‘proxy fight’, we respect their right to do so. As we announced in January, our Board is in the process of identifying new directors to replace some directors who may retire in the near future, and this process will continue.

Today’s news may be distracting, but it is nothing out of the ordinary and it doesn’t have any effect on our day-to-day operations. Thanks to all of your hard work we are successfully executing on our strategy to drive sustained, profitable growth. I’m proud of our performance and how we deliver for our customers, and I am grateful for all of your efforts.

As a reminder, if you receive investor inquiries, please refer them to Neal Goldner at IR@avisbudget.com or +1 (973) 496-5086. Media inquiries should be referred to Alice Pereira at PR@avisbudget.com or +1 (973) 496-3916. Thank you for your continued hard work and dedication.

Larry D. De Shon

President and Chief Executive Officer

Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the period ended September 30, 2017 under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Additional Information and Where to Find It

The Company intends to file a proxy statement and a form of associated white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2018 Annual Meeting of Stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at avisbudgetgroup.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on March 21, 2017 with respect to the Company’s 2017 Annual Meeting of Stockholders and, with respect to directors and executive officers appointed following such date, in certain of the Company’s other SEC filings made subsequent to the date of such proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2018 Annual Meeting of Stockholders.